LEGG MASON PARTNERS EQUITY TRUST:

LEGG MASON PARTNERS CLASSIC VALUES FUND

Sub-Item 77C

Registrant incorporates by reference
Registrant's Form N-14AE filed on April 18, 2008.
(Accession No. 0001193125-08-084591)